Exhibit 28.4

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 333-05205) of Chase Manhattan Bank USA, National Association of our report dated March 15, 2000 appearing as Exhibit 28.4 of this Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP
--------------------------------
PRICEWATERHOUSECOOPERS LLP

New York, New York
March 15, 2000